Exhibit 10.1
LONG TERM LIGHTERING CONTRACT
     Entered into this second day of September 2005 by and between Sunoco, Inc. (R&M), a Pennsylvania corporation with offices at 1735 Market Street, Ste. LL, Philadelphia, PA 19103-7583 (Charterer), and Maritrans Operating Company L.P. with offices at 2 Harbour Place 302 Knights Run Avenue Suite 1200, Tampa, FL 33602 (Owner). Charterer and Owner are sometimes referred to herein individually as “party” and collectively as “parties.”
RECITALS
WHEREAS, Charterer has the need for barges and tank ships to lighter vessels Charterer brings into Delaware Bay and offshore lightering locations outside Big Stone Beach Anchorage, and
WHEREAS Owner has barges and tank ships that can provide the lightering operations
NOW THEREFORE, the parties, each intending to be legally bound, in consideration of their mutual promises, agree as follows:
ARTICLE 1. SERVICES
     (A) Charterer will offer to Owner all of Charterer’s requirements for the lightering of crude oil from tank ships anchored in or about Delaware River, Delaware Bay, including designated offshore lightering locations outside Big Stone Beach Anchorage. Owner will provide the necessary lightering activities through use of the tugs, barges and tank ship listed in Schedule A, (“Vessels”) or agreed substitute(s).

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     (B) Charterer may, but is not required to, offer Charterer’s other crude or dirty petroleum product lightering or transportation requirements, and Owner may upon mutual agreement, provide such additional services under the terms of this Charter.
     (C) To provide such services, the Owner commits to build three (3) new construction Articulated Tug Barge (ATB) units which are purpose built for Delaware Bay lightering operations. These Vessels will be delivered to Owner over a fourteen (14) month period expected to commence on or about September 1, 2007. The vessels providing lightering services at the time of the execution of this Contract are termed the “TBT Fleet;” the new build vessels are referred to as the “ATB Fleet”.
This Agreement was not negotiated as part of arranging the Owner’s financing for the Owner’s Vessels that will provide the contracted services.
     (D) If after commencement of the ATB units, one or more of the units is permanently removed from Charterer’s service, the parties will mutually agree to equitably address the rate adjustment. This paragraph is not intended to be invoked where vessel unavailability is temporary, such as where the Vessel is temporarily removed from service for periodic maintenance, or for repairs.
ARTICLE 2. TERM
     The lightering performance and pricing terms of this contract will commence upon arrival to Big Stone Beach Anchorage of the first ATB unit expected on or about September 1, 2007 and, unless terminated earlier as provided herein, shall continue for a period of ten (10) years.

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ARTICLE 3. GUARANTEED VOLUMES
     (A) During the Term, Charterer shall guarantee Owner a minimum [****] barrels of crude oil or dirty petroleum products per month, (“Monthly Minimum Volume”), provided Owner can provide the necessary Vessels in the time frame agreed upon by Charterer and Owner for each ship’s lightering requirement. For Owner’s services in lightering the Monthly Minimum Volume, Charterer shall pay the Base Rate per barrel set forth in Schedule B.
     (B) In the event Charterer is unable to provide the Monthly Minimum Volume for a given month, the shortfall amount (“Cumulative Volume”) [****].
(1) Any Cumulative Volume existing under the Bridge Contract between Owner and Charterer shall [****].
(2) Any Cumulative Volume existing at the expiration of this Contract, [****].
     (C) To the extent there is no Cumulative Volume outstanding, then, in any month where the volume lightered for Charterer exceeds the Monthly Minimum Volume, (“Excess Volume”), Charterer shall pay Owner at the Incentive Rate set forth in Schedule B for each barrel of Excess Volume. Any Cumulative Volume outstanding shall be deducted from the Excess Volume before the Incentive Rate is applicable.
     (D) The Monthly Minimum Volume set out herein shall not be changed or adjusted, except as provided in Articles 3 and 23.
     (E) Adjustment of Monthly Minimum Volume
(1) If Charterer is unable to meet the Monthly Minimum Volume as a result of the joint fault or neglect of the Owner, its officers, crew, representatives, or its

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independent contractors, and the Charterer, its officers, employees, agents, or its independent contractors, an adjustment to the Monthly Minimum Volume shall be made by mutual agreement based upon an apportionment of responsibility for the incident.
(2) Charterer’s Monthly Minimum Volume obligation for any month shall be reduced to the extent that Charterer’s failure to move such Volume is the result of the sole fault or neglect of the Owner, its officers, crew, representatives or its independent contractors.
     (F) Change of Monthly Minimum Volume. The Monthly Minimum Volume shall be subject to change through a mutual agreement in the event:
(1) Charterer’s rated refining capacity in the Delaware Valley as of September 1, 2005 should change, as a result of buying or selling a refinery; or
(2) Charterer should enter into a long term supply contract with another refinery in the Delaware Valley.
     (G) Pricing. The [****] Pricing contained herein is based upon the guaranteed Monthly Minimum Volumes.
(1) [****]
(a) [****]
(2) The pricing structure of this Agreement is subject to change if Charterer’s required volumes change as a result of:
(a) A change in Charterer’s rated refining capacity in the Delaware Valley as of September 1, 2005 resulting from buying or selling a refinery; or

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(b) Charterer entering into a long term supply contract with another refinery in the Delaware Valley.
In such case the parties will mutually agree on a new price for the services.
(3) The pricing structure will not change as a result of the exercise of Charterer’s Cancellation option pursuant to Article 3 (H).
     (H) Cancellation Option
     (1) Charterer may, upon 180 days notice to Owner (or lesser notice if mutually agreed), cancel portions of or the entire Monthly Minimum Volume during the term of this Agreement pursuant to Article 3 (H).
     (2) The Base Contract Volume of [****] barrels per month, or [****] barrels per year, is based upon service by three (3) ATB’s with a capacity of 335,000 barrels per ATB;
     (3) Unless Owner otherwise agrees, if Charterer’s Monthly Minimum Volume is reduced by [****] barrels per month or more, cumulative or otherwise, Charterer will either:
(a) Compensate the Owner for cancellation as per Cancellation Matrix Schedule E on the date that the cancellation is effective (cancellation is effective on the date Vessel is removed from service, not the date notice is given to Owner). For the first [****] barrel reduction, Charterer will pay the cancellation fee for ATB 1; for the second, Charterer will pay the cancellation fee for ATB 2;

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and for the final [****] Charterer will pay the cancellation fee for ATB 3; or
(b) Time Charter the ATB Unit for a term commensurate with the term of this Agreement at the rates set forth in Schedule E, using a mutually agreed time charter form.
     (4) Time Charter Option
(a) Should Charterer exercise the time charter option, Charterer may not use or permit the time chartered vessel(s) to perform crude oil lightering in Delaware Bay/River and offshore lightering locations outside Big Stone Beach Anchorage where Owner is presently performing lightering operations for Charterer; otherwise Charterer shall have full right to sub-charter in its discretion.
(b) If Charterer exercises the Time Charter option, it may, upon 180 days notice (or lesser notice if mutually agreed), cancel the Time Charter and revert to the Cancellation Matrix at its option at any time during the term of the contract.
(5) The Cancellation Option is effective on the date of execution of the Contract and shall extend for the full contract period.
ARTICLE 4. SEAWORTHINESS
     Owner shall, before and at the beginning of each voyage, exercise due diligence to make each Vessel seaworthy, properly manned, equipped and supplied for the voyage and to make the cargo tanks, pipelines, and valves of each Vessel suitable for the intended cargo and its pumps and heating coils in good working condition and shall exercise due diligence to maintain such condition and shall use reasonable care in the loading, stowage, custody, care and delivery of the cargo. Owner shall provide the required towing power as described in Schedule A (or agreed

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substitute) to handle properly the barges furnished hereunder to Charterer while both in loaded and light conditions.
     When the Vessels listed in Schedule A are unavailable for service due to maintenance or repair, Owner may substitute, at Owner’s expense, alternative Vessels on a temporary basis that are mutually agreed to be suitable for the lightering service.
ARTICLE 5. INSPECTION
     Charterer may, before loading, inspect all cargo tanks of each vessel. Prior to loading Owner shall inform Charterer of prior cargo carried by Vessel. If any tank is found to be unfit for the intended cargo, Charterer may refuse to load cargo in such tank. If Charterer accepts the tank even though not clean Owner shall not be responsible if the cargo shipped in such tank shall be contaminated solely by the tank not having been sufficiently clean. No such inspection and acceptance shall relieve Owner of any other of its obligations to make the Vessel seaworthy.
ARTICLE 6. INSURANCE
     Owner shall procure at its expense and maintain for the duration of the Contract insurance coverage described below with financially responsible underwriters acceptable to Charterer. Owner shall provide the Charterer certificates of insurance evidencing such insurance:
     (A) Hull Insurance including full collision coverage on all vessels, tugs and barges with limits not less than the fair market value of the hull.
     (B) Protection & Indemnity Insurance (P&I) covering liability for personal injury, death, and property damage (unless property damage is covered under Owner’s hull insurance), including coverage for the indemnity for personal injury, death, or property damage as required by this Contract, no less in scope and amounts than available under the rules of P&I clubs entered into the international group of P&I clubs. Charterer will be a named assured under Maritrans’ P&I insurance, without obligation for calls or other sums, subject to the following express limitation:

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     Notwithstanding the fact that the Charterers are hereby named as co-assured in this Certificate of Entry, the cover of the P&I Insurer will only extend insofar as they may be found liable to pay in the first instance for any liabilities which are properly the responsibility of the tenant/member, and nothing herein contained shall be construed as extending cover in respect of any amount which would not have been recoverable from the P&I Insurer by the tenant/member had such claim been made or enforced against him. Once the P&I Insurer has made indemnification under such cover, it shall not be under any further liability, and shall not make any further payment to any person or company whatsoever, including the tenant/member, in respect of that claim.
     (C) Cargo legal liability for the cargo’s full value, provided under the P&I Policy under standard P&I terms.
     (D) Collision Liability. Coverage may be provided under the P&I and/or Hull Policy, with limits not less than the value of the hull or $50,000,000 whichever is greater.
     (E) Pollution Insurance in the amount of One Billion Dollars ($1,000,000,000.00) if available through its entry in a P&I Club that is a member of the International Group of P&I Clubs. Owner shall immediately notify Charterer if insurance sufficient to comply with the foregoing limit, the minimum financial responsibility requirements established by the Federal Clean Water Act, Oil Pollution Act of 1990, or any applicable state oil spill prevention and containment legislation is not available under its P&I entry.
     (1) If Owner cannot obtain One Billion Dollars ($1,000,000,000.00) pollution insurance coverage through entry in a P&I Club, Owner will maintain the maximum amount available under its P&I Entry, and will seek to obtain such other available pollution insurance as Charterer may require.
     (2) If pollution insurance available through Owner’s entry in a P&I Club is sufficient to meet federal, state, or local financial responsibility requirements and

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Charterer requires additional insurance to cover, premiums for obtaining pollution coverage in excess of that available from P&I shall be for Charterer’s account.
     (F) Owner shall maintain insurance sufficient to cover claims for personal injury or death, wages, maintenance, cure, and transportation, by its employees and members of its crew and, to the extent applicable, shall maintain Longshoremen’s and Harbor Workers’ insurance covering claims by persons aboard the Vessels covered by the Longshoremen’s and Harbor Workers’ Compensation Act.
     (G) As applicable, Statutory Workers’ Compensation and Occupational Disease Insurance, coverage under the Longshoremen’s and Harbor Workers’ Compensation Act, the Jones Act or other Maritime Employer’s Liability, complying with laws of each jurisdiction in which any work is to be performed or elsewhere as may be required.
     (H) Commercial Liability Insurance*, including all Premises and Operations, Broad Form Property Damage Liability, Contractual Liability and if applicable, Watercraft and Aircraft Liability, as well as coverage on all Contractor’s mobil equipment (other than motor vehicles licensed for highway use) owned, hired or used in the performance of this Contract with limits not less than:
$5,000,000 Bodily Injury, Personal Injury & Property Damage combined each occurrence and aggregate.
     (I) Automobile Liability Insurance* covering all motor vehicles licensed for highway use and employed in the performance of this Contract, with limits not less than:
$5,000,000 Bodily Injury, Personal Injury & Property Damage combined each occurrence and aggregate.
     All premiums and deductibles shall be for Owner’s account. Failure of Owner to maintain required insurance or notify the Charterer of any change in coverage status as described

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above will give the Charterer the right to immediately suspend its obligation to charter Owner’s Vessels until such coverage is reinstated. Should Owner not cure the deficiency within 30 days, Charterer shall have the right to terminate this Charter.
     Owner shall provide certificates of insurance acceptable to Charterer prior to commencement of performance hereunder. Such certificates shall provide that advance written notice shall be given to Charterer a reasonable time in advance of any material change in, or cancellation of, such insurance but in no event less than ten (10) days. Upon the request of Charterer, Owner shall also provide certificates of insurance to Charterer evidencing such insurance covering periods subsequent to the term of this contract.
     Upon notice to Charterer that the insurance coverages required by this Contract have been reduced, terminated or are no longer commercially obtainable, Charterer may terminate this Contract without having to make the cancellation payment if Owner cannot reinstate or obtain such coverages prior to the insurance reduction/termination/cancellation.
     The Insurance requirements set forth herein shall not in any way limit Owner liability arising out of this Contract or otherwise, and shall survive the termination/cancellation of this contract.
     To the extent any insurance coverage provided by Owner is under a “claims made” policy, Owner shall assure continuing equivalent coverage for claims arising out of this Contract for a period of three (3) years after the expiration of this Contract.
* Must cover Charterer, its parent, subsidiaries and affiliates and their respective officers, directors, and employees as additional insureds. These insurance coverages shall include a waiver of subrogation in favor of Charterer, its parents, subsidiaries and affiliates and their respective officers, directors and employees.

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ARTICLE 7. MEASUREMENT OF CARGO
     A gauge reading of each cargo tank of the Vessel shall be made jointly by the Master or Mate before and after loading and jointly by the Master or Mate and by a representative of Charterer (an employee and/or an independent surveyor) before and after discharging and shall be entered on ullage reports which shall be signed, with additional copies signed as required, and which shall also state the temperature of cargo in the tank and the result of thieving the cargo for water. To the extent practicable, all such readings shall be made while the Vessel is in still water. Cargo quantity for each tank and each Vessel shall be computed from the Vessel’s current calibration tables and adjusted to Total Calculated Volume (TCV) at 60 degrees F and for trim and list as required.
ARTICLE 8. BERTHS
     (A) The loading and discharging berths shall be such terminal, wharf or other place or alongside such vessel or craft designated by Charterer and accessible and ready when the Vessel arrives. All wharfage and charges for use of berth shall be paid by Charterer. Any time lost by the Vessel because of inaccessibility or non-readiness of berth shall count as used laytime or time on demurrage.
     (B) Charterer agrees to use due diligence to furnish the Vessel with a safe berth at loading and unloading points. Charterer shall not be liable for any loss or damage caused by any unsafe condition at any berth to the extent that such loss or damage could have been avoided by the exercise of due diligence by Owner or by the Master or other person in charge of the Vessel, nor shall Charterer be liable for the consequences of errors in navigation or management of the Vessel or any other acts, neglect, fault, default, or barratry of the captain, pilots, mariners or other employees or representatives of Owner, nor for the consequence of any unsafe condition not resulting from failure of Charterer to use due care in the selection of the berth.
     (C) If shifting between berths (not from anchorage to first berth) for loading and discharging is required by Charterer, through no fault or neglect of Owner, the Vessel, its officers, crew or other employees or independent contractors of Owner all time used in shifting

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shall count as used laytime or time on demurrage. In addition, in the event of such a shift, Charterer shall reimburse Owner for expenses for additional tugboats (and/or pilotage if any) incurred by reason of using more than one berth, unless the shift is necessitated by the fault or neglect of Owners, the Vessel, the officers, crew, other employees or the independent contractors of Owner, excluding any pilotage charges otherwise provided for in Article 46.
ARTICLE 9. LOADING AND DISCHARGING
     Cargo shall be pumped into the cargo tanks of the Owner’s vessels by Charterer at its expense but at its risk and peril only to the point of the first connection on the Vessel receiving the cargo, provided that the Vessel shall not be loaded at a greater rate than it can safely receive the cargo as stated in writing by Owner. Cargo shall be pumped out of the cargo tanks by Owner at its expense but at its risk and peril only to the point where the vessel’s hoses are connected to the receiver’s lines, or if the Vessel’s hoses are not used, then to the permanent hose connections on the Vessel discharging the cargo.
ARTICLE 10. FREIGHT
     Freight shall be earned and payable to the Owner under the terms and conditions of this Contract, without discount, based on the Vessel quantity (TCV less onboard quantity) at the discharge location as shown by the cargo discharge report prepared by the Owner and signed by the Master and Charterer’s representative including an independent surveyor’s Certificate of such quantity. Freight billing for the Monthly Minimum Volume shall be based on actual loading date for each ship and the freight rates set forth in Schedule B.
ARTICLE 11. PAYMENT TERMS
     Freight shall be invoiced monthly and payable via wire transfer three (3) business days after receipt for the prior month’s business. All other proper and correct invoices, except demurrage as specified in Article 12, are due and payable thirty (30) days after receipt.

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     Each party reserves the right to impose late charges up to the maximum legal rate on any undisputed invoice not paid by the other within thirty (30) days of the due date.
     Should there be a dispute as to any portion of an invoice, the undisputed portion shall be paid within the specified time frame and written statements specifying the disputed amount and the reasons therefore shall be immediately submitted and such matters shall be resolved pursuant to the arbitration provisions of this agreement.
ARTICLE 12. LAYTIME AND DEMURRAGE
     (A) Except as set out below, laytime will commence at both loading and discharging locations when the Vessel is all fast. Laytime shall continue until such time as hoses are disconnected from the Vessel. If Owner elects to put two Vessels alongside the ship to be lightered simultaneously even though ship to be lightered cannot transfer simultaneously, the waiting time for the second Vessel shall not be counted as used laytime. In the event the ship to be lightered is in position but unable to transfer cargo for any reason not caused by the Vessel or Owner or Owner’s officers, crew, employees or independent contractors and Charterer directs Owner to hold the Vessel until such time as ship to be lightered is able to transfer cargo, or a berth is not available on the Vessel’s arrival at the discharge berth, laytime will commence when the Vessel arrives off such discharge berth or at the nearest customary anchorage or hang-on berth for such vessels awaiting such berth, but time from leaving such anchorage or hang-on berth until the Vessel’s all fast shall not count as used laytime. In the event the channel(s) leading to or from the designated berth is (are) obstructed such that the Vessel cannot proceed, laytime will commence when the Vessel arrives at the nearest customary anchorage for such lightering Vessels awaiting such berth or passage, and shall cease when Owner’s Vessel leaves such position. Any delay to the Vessel in reaching or leaving its berth, caused by or attributable to the Vessel or Owner or Owner’s officers crew, employees or independent contractors shall not count as used laytime or time on demurrage. Any delay due to Vessel’s condition or breakdown or inability of the Vessel’s facilities to load or discharge the cargo within the time allowed shall not count as used laytime or time on demurrage. Charterer will use due diligence to provide a safe berth at no cost to Owner until the channel(s) is (are) safe for transit by the Vessel. The Charterer shall provide at no cost to the Owner linemen and, if required, launch service to assist

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in securing and releasing the Vessel’s lines at all loading and discharge ports. Vessel personnel shall have the responsibility of tending mooring lines.
     (B) Charterer shall pay demurrage per running hour and prorata for a part thereof at the rate specified in Schedule C for all time not excepted that used laytime exceeds the allowed laytime as set forth in Schedule C. If, however, demurrage shall be incurred at ports of loading and/or discharging by reason of fire, explosion, weather or by a strike, lockout, stoppage or restraint of labor in or about the terminal of Charterer, supplier, shipper or receiver of the cargo, the time so incurred shall be reduced one-half (1/2) in the calculation of allowed laytime or time on demurrage. Charterer shall not be liable for any demurrage for delay caused by strike, lockout, stoppage or restraint of the Master, Officers and crew of the Vessel or pilots.
     (C) Owner agrees that its failure to deliver to Charterer’s office a written notice of any demurrage claim together with documentation sufficient to support the claim within sixty (60) days of completion of each discharge shall constitute a waiver of such claim and shall discharge Charterer from all liability with respect thereto. Documentation sufficient to support a demurrage claim shall include but not be limited to: an invoice, laytime statements, formal or informal notice of readiness, port logs and the pumping and heating logs for the voyage. Provided written notice is given within timeframe specified above, Owner has the right to correct deficiencies in documentation requirements.
     (D) Valid demurrage claims are payable within sixty (60) days of receipt of completed documentation of the claim, unless Charterer disputes all or part of the demurrage claim. If Charterer fails to notify Owner of a dispute in the claim within sixty (60) days after receipt, the demurrage claim shall be deemed correct and payable in total. If Charterer disputes part of a claim, it shall pay the undisputed portion when due.
ARTICLE 13. GENERAL EXCEPTIONS
     Neither the Vessel nor the Master or Owner shall be held liable for any loss of or damage or delay to the cargo or for any failure in performing hereunder arising or resulting from: any act,

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neglect, default or barratry of the Master, pilots, mariners or other servants of Owner in the navigation or management of the Vessel; fire, unless caused by the personal design or neglect of Owner; collision, stranding, peril, danger or accident of the sea or other navigable waters; saving or attempting to save life or property; wastage in weight or bulk, or any other loss or damage arising from inherent defect, quality, or vice of the cargo; any act or omission of Charterer or owner, shipper or consignee of the cargo, their agents or representatives; insufficiency of packing; insufficiency or inadequacy of marks; explosion, bursting of boilers, breakage of shafts or any latent defect in hull, equipment or machinery, unseaworthiness of the Vessel unless caused by want of due diligence on the part of Owner to make the Vessel seaworthy or to have her properly manned, equipped and supplied; or from any other cause of whatsoever kind arising without the actual fault or privity of Owner.
     And neither the Vessel, her master or Owner, nor Charterer, shall, unless otherwise in this Contract expressly provided, be responsible for any loss of or damage or delay to or failure to discharge or deliver the cargo or for any failure in performing hereunder arising or resulting from: act of God; act of war; perils of the seas; act of public enemies (unless caused by failure to comply with regulations or to exercise due care in preventing such acts); pirates or assailing thieves; arrest or restraint of princes, rulers or people, or seizure under legal process provided bond is promptly furnished to release the Vessel or cargo; strike or lockout or stoppage or restraint of labor from whatever cause either partial or general; or riot or civil commotion or breakdown of machinery or equipment in or about Charterer’s facilities or any receiving terminals (except for demurrage or Monthly Minimum Volume requirements). The Vessel shall have liberty to sail with or without pilots, to tow or to be towed, to go to the assistance of vessels in distress and to deviate for the purpose of saving life or property or of landing any ill or injured person on board. Further, Charterer shall not be responsible for any loss of or damage or delay to or failure to discharge or deliver the cargo or for any failure in performing hereunder arising or resulting from fire, unless caused by Charterer’s failure to comply with applicable governmental regulations or to exercise due care.

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ARTICLE 14. LIMITATION OF LIABILITY
     (A) Any provision of this Contract to the contrary notwithstanding, Owner and Charterer shall have the benefit of all limitations of, and exemptions from, liability accorded to the Owner or Charterer of Vessels by any statute or rule of law for the time being in force. The terms and conditions of this Contract shall not limit or deprive Owner or Charterer of any statutory or other benefits of, all limitations of, and exemptions from liability on the theory of personal contract or otherwise.
     (B) Any claim by either party shall be waived, unless presented, as provided for in this Contract, is commenced by written notice given within 2 years from termination of the voyage or event in question, except that either party may present claims for indemnity or contribution arising from third party claims within 6 years from termination of the voyage or event in question.
ARTICLE 15. GENERAL AVERAGE
     (A) In the event of accident, danger, damage or disaster before or after commencements of a voyage resulting from any cause whatsoever, whether due to negligence or not, for which or the consequences of which the Owner is not responsible by statute, contract or otherwise, the cargo shipper, receiver or owner of the cargo shall contribute with the Owner in General Average to the payment of any sacrifices, losses or expense of a General Average nature that may be made or incurred, and shall pay salvage and special charges incurred in respect of the cargo. If a salvaging ship is owned or operated by Owner or Charterer, the charge for the use of such vessel shall be paid for in full as if the salvaging ship or ships belong to strangers.
     (B) General Average shall be adjusted, stated and settled according to York-Antwerp Rules 1994 as amended, at such port or place in the United States as may be selected by Owner and as to matters not provided by for those Rules according to the laws and usages at the Port of New York.

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ARTICLE 16. SUB-CHARTERING AND ASSIGNMENT
     Charterer may sub-charter or assign this Contract to any affiliate or subsidiary, but Charterer shall always remain responsible for the due fulfillment of this Contract. Except as stated above, this Contract shall not be assignable by either party without the consent of the other. Such consent shall not be unreasonably withheld by either party. If the Charterer exercises the Time Charter option for a new ATB per Article 3 (H), the Charterer shall have the right to sub-charter the vessel at its discretion in the market, according to Article 3 (H).
ARTICLE 17. INDEMNITY
     Except as otherwise set forth in this Agreement, Owner agrees to defend, hold harmless and indemnify Charterer, its parent, their subsidiaries and affiliates, as well as the employees, agents, officers, directors, invitees, partners and the assigns, and successors in the interest of any of them (“Indemnities”) from and against any and all claims, liabilities, expenses, (including reasonable attorneys’ fees), losses, damages, demands, fines and causes of action, arising out of, or related to the services provided herein, to the extent caused by the negligent acts or omission of Owner, its suppliers, subcontractors, or their respective agents, servants or employees. The Owner’s defense, hold harmless and indemnify requirements as set forth above, shall also extend to the injuries sustained by Owner’s employees and shall not be limited by any applicable workers’ compensation law or similar statue, the application of which are waived to the extent that state and/or federal law limits the terms and condition of this clause, it shall be deemed so limited to comply with such state and/or federal law.
ARTICLE 18. DEMISE
     Nothing herein contained shall be construed as creating a demise of Owner’s Vessels to Charterer.

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ARTICLE 19. POLLUTION/COMPLIANCE WITH LAWS
     Owner will comply with all laws, rules and regulations applicable by their terms to a vessel owner relating to, among other things, water, air pollution or federal financial responsibility regulations. Owner certifies that:
(A) It has secured and will carry aboard the vessel a U.S. Coast Guard Certificate of Financial Responsibility required by U.S. Oil Pollution Act of 1990.
(B) The Vessel at all times, will be in compliance with all applicable U.S, federal, state, or local statutes, rules, regulations or orders, or, in the alternative, the Owner will maintain on the Vessel evidence satisfactory to Charterer that the Vessel and the Owner are exempt from such obligation.
In the event Owner shall be unable to comply with federal financial responsibility requirements, Charterer may suspend obligation to Charter Owner’s Vessels until such coverage is reinstated, and, should Owner not cure the deficiency within 30 days Charter shall have the right to terminate this contract.
(C) Each party agrees all work performed incident to this Contract and by either party shall conform with all applicable federal, state and local laws, regulations and executive orders, and all amendments there to, unless specifically exempt.
(D) Owner warrants and agrees that it has used and will continue to use due diligence to ensure that during the performance of this Agreement no officer, employee, agent or other representative of Owner has made or will make any payment in violation of any applicable federal, state or local law or regulation, and all amendments thereto.
(E) Charterer warrants that it will comply with all applicable laws and regulations pertaining to the cargo to be carried.
(F) Each party shall supply such evidence of compliance as the other may reasonably require.

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ARTICLE 20. GOVERNING LAW AND ARBITRATION
     (A) Any and all contract differences or disputes not resolved by the Owner and Charterer shall be put to arbitration in the City of Philadelphia, Pennsylvania, pursuant to the rules (but not the administration) of the American Arbitration Association. Notwithstanding the foregoing, either party may opt out of the arbitration provision and have the matter resolved in Federal District Court for the Eastern District of Pennsylvania in Philadelphia. If the initiating party decides to opt out, that party shall give the other party 10 working days notice before filing suit. If the non-initiating party opts out, that party shall notify the initiating party within 10 working days of receipt of notification by the other party of intent to arbitrate. Absent opt out notice as provided herein, disputes shall be resolved by arbitration as set forth below.
     (B) The arbitration panel shall consist of three (3) persons — one arbitrator appointed by the Owner, one appointed by the Charterer, and one appointed by the two so chosen. The decision of any two of the three arbitrators on any point shall be final.
     (C) Until such time as the arbitrators close the hearings, either party shall have the right to specify further disputes or differences under this Agreement for hearing and determination. These disputes are to be submitted in writing to the arbitrators and to an officer of the other party.
     (D) The arbitrators may grant any relief which they, or a majority of them, deem just and equitable and is within the scope of these terms and conditions. Awards pursuant to this clause may include costs, including a reasonable allowance for attorney’s fees, and a judgment may be entered upon any award made hereunder in any court having jurisdiction in the premises.

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ARTICLE 21. BOARDING
     Owner agrees to allow Charterer’s representatives to board the Vessel, at Charterer’s time and expense, at load, discharge port or other port of call to observe operations in accordance with all applicable laws but shall not cause interference with normal operations of the Vessel.
ARTICLE 22. VETTING
     (A) Owner shall complete such questionnaires as forwarded by Charterer from time to time covering but not limited to spills, accidents, insurance coverage, contingency plans and certifications programs. Owner shall not be required to disclose proprietary confidential information or information relating to any pending or potential dispute arising under this Contract.
     (B) During the term of this charter, Owner will exercise due diligence upon reasonable notice from Charterer to obtain/maintain vetting acceptance. To the extent required, Owner shall take corrective action to obtain such acceptance, always provided that the corrections are commercially reasonable and substantial capital expenditures are not required. If so required, the Owner shall contact the Charterer.
     (C) Each Vessel will be subject to inspections by other oil companies. The Owner shall endeavor to conduct two OCIMF SIRE inspections annually. If the Owner can not acquire inspections to fulfill this requirement, due to commercial limitations imposed by other oil companies, the Owner shall seek the Charterer’s assistance in procuring these inspections. If the Charterer fails to assist the Owner in procuring these inspections, the OCIMF SIRE inspection requirement will be waived by the Charterer. In the event the Owner is able to have a SIRE inspection performed by an oil company, one shall be arranged. The Owner shall ensure that response to observations noted is provided to the inspection company. The inspecting oil company is responsible for ensuring the SIRE inspection report is enter into the OCIMF SIRE system within the prescribed timeframe. The Owner will request from the inspecting oil company that the inspection report be entered into the OCIMF database. The Owner cannot

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guarantee that an oil company will perform a SIRE inspection nor can it guarantee that an oil company will be willing to perform at least two SIRE inspections per year, as they may not have a commercial interest in the Vessel.
     (D) Owner will (if so requested by the Charterer) cooperate in having the vessel inspected by other oil companies. Any loss of time, deviation costs and inspection fees in connection with the inspection shall be for the Owner’s account.
     (E) Owner will allow Charterer to inspect each Vessel during the term of this contract to ensure the Vessel is being operated and maintained to current industry regulations and standards. The Charterer will not unreasonably withhold approval so long as the Vessel is being operated and maintained to current industry regulations and standards. In the event a Vessel is found to be not approved for service by the Charterer, based on the [****], the [****] an alternate vessel under the commercial terms of this contract. This vetting clause, Article 22, is only applicable between the Charterer and Owner and cannot be assigned to another entity.
ARTICLE 23. NOMINATION
     (A) Nomination procedure for each ship to be lightered will be as follows:
(1) Once per week, Charterer shall submit a thirty (30) day forecast of ships to be lightered by Owner. Such forecast list shall include name(s) of the ship(s) to be lightered, grade of oil to be lightered, estimated time of arrival (“ETA”) and name of Charterer’s appointed vessel agent.
(2) Subsequent updates shall be provided by Charterer or Charterer’s agents for any variances to the initial arrival ETA, volume to be lightered, API gravity and loaded temperature of the oil to be lightered.

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(3) Four (4) days prior to a ship’s scheduled arrival date written or oral notification shall be given to Owner of the requested lightering, including, but not limited to, first Vessel ETA, quantity, type and description of cargo, discharge berth(s) and heating instructions.
(4) Two (2) days prior to requested lightering, Owner shall submit its written or oral lightering schedule including, but not limited to, the name of the Vessel, its estimated time of arrival (ETA) at the ship and the previous cargo.
(5) Charterer shall review Owner’s nominated lightering schedule and advise Owner in writing whether or not such schedule will create an operating problem for Charterer or delays to Owner’s Vessels caused by the Charterer.
(6) If the parties are unable to resolve the schedule within 24 hours after Charterer’s notice as required by (5) above and Charterer reasonably believes that the proposed schedule may cause a material business disruption, Charterer shall have the rights set forth in Article 23 (B). If the parties are unable to reach an agreement, either may submit the issue to arbitration under Article 20.
(7) If and when an agreement on the schedule is reached, Owner shall provide Charterer with timely advice in the event of any changes in scheduling and/or timing. Such notice of ETA, however, shall not be construed in any way as a guaranty of such arrival time. Owner shall make every reasonable effort to maintain the schedule, but shall not be liable for any delay to cargo or lightered ship except to the extent caused by negligence or fault of Owner, its officers, crew, representatives or independent contractors.
(8) Should Charterer request a change in the agreed schedule, Owner will make reasonable efforts to accommodate Charterer’s requests.

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     (B) If Owner is unable to provide crude oil lightering services in Delaware Bay, Delaware River or offshore Big Stone Beach Anchorage, as set forth in Article 1 (A), Charterer may:
(1) Contract with other carriers to cover the part of the lightering that Owner cannot accommodate; and
(2) Deduct a mutually agreed amount from the Monthly Minimum Volume as set forth in Article 3.
     (C) As set forth in Article 1 (B), Charterer may offer other lightering or transportation requirements to Owner. If Owner provides such services under this Charter, the volume actually moved shall count toward the Monthly Minimum Volume. No deduction of volume shall be made to the Monthly Minimum Volume if Owner does not provide the requested services.
     (D) Owner may lighter up to two (2) grades with TBT fleet and three (3) grades with the ATB fleet of crude oil simultaneously within the design limitations of the Vessels. The Vessels are fitted with at least two (2) cargo transfer systems on the TBT fleet and three (3) cargo transfer systems on ATB fleet.
ARTICLE 24. DESCRIPTION OF CARGO
     Cargo to be carried shall be typical crude oil and/or dirty petroleum product. Unless specifically agreed to by Owner, slops, tank washings and material other than the crude oil or product cargo to be lightered shall not be discharged into Owner’s Vessels from the ship. The ship shall not conduct crude oil washing in tanks from which cargo is being lightered without Owner’s express prior agreement.

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ARTICLE 25. VAPOR PRESSURE
     Cargo shall not be lightered which has a vapor pressure exceeding 14.0 pounds at 100 degrees Fahrenheit as determined by the Reid Method.
ARTICLE 26. LOADING AND DISCHARGING RANGE
     (A) Unless otherwise agreed between the parties, all crude oil lightering in Delaware Bay, Delaware River and offshore locations outside Big Stone Beach Anchorage shall be provided by Owner pursuant to this Charter.
     (B) If Owner provides other lightering or transportation services under this Charter, Charterer shall be charged according to the rates set forth in Schedule B and counted toward the Monthly Minimum Volume described in Article 3. The transit time in excess of normal transit time between Big Stone Beach Anchorage and berths on the Delaware River shall be counted as used laytime and billed in accordance with Article 12. Charterer shall reimburse Owner for additional port expenses and excess fuel consumption based on the last actual fuel price for the Vessel.
ARTICLE 27. DEFAULT/TERMINATION
     If either party shall be adjudged bankrupt, or become insolvent, or file for voluntary bankruptcy or be subjected to involuntary bankruptcy proceeding, or enter receivership proceedings, or make an assignment for the benefit of creditors, or persistently or repeatedly refuse or fail, except in cases for which extension of time is provided, to perform its material functions hereunder with the diligence necessary to insure its progress and completion as prescribed, and if either shall fail to take such steps to remedy such default within (5) days after written notice thereof from the innocent party, then the innocent party without prejudice to any of the other rights or remedies expressly provided for herein, may terminate this Contract, or any part hereof, by written notice to the party in default.

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ARTICLE 28. PUMPING WARRANTY
     Owner warrants (a) a cargo pump discharge rate of not less than 2,250 barrels per hour per each pump for TBT fleet and 6,000 barrels per hour per pump for ATB fleet through an eight inch shoreline, or (b) that the Vessel will maintain 100 P.S.I at the Vessel’s rail for the TBT fleet and 150 P.S.I for the ATB Fleet at the Vessel’s discharge pump unless the facility cannot accommodate the same. The warranty above shall not apply while the Vessel is stripping. Whenever the Vessel fails to comply with the above requirements, such time shall not be counted as used laytime or time on demurrage, if the Vessel is on demurrage. In any event, no time consumed in excess of the warranted discharge time shall be counted as used laytime or time on demurrage, unless caused by the negligence of the Charterer.
ARTICLE 29. HOSES
     Hoses for loading and discharging shall be furnished by the Owner and shall be connected and disconnected by ship/shore side personnel. The Vessel can load or discharge at least two grades of cargo simultaneously utilizing its own hose handling equipment.
ARTICLE 30. CARGO LIEN
     In the event of nonpayment of valid freight, deadfreight, demurrage and all other applicable charges, if any, Owner shall be entitled to a lien on cargo. Such lien shall survive delivery of cargo so long as the cargo remains identifiable or is not in possession of a buyer who has received the cargo without notice of the lien.
ARTICLE 31. ICE
     (A) The Vessels shall not be required to operate in or enter any icebound port or place or anywhere lights, lightships, marks or buoys on Vessel’s arrival are or are likely to be withdrawn by reason of ice of where there is a risk that ordinarily the Vessels will not be able on account of ice to enter, reach or leave the place. The Vessels shall not be obligated to force the ice.

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     (B) If on account of ice the Master considers it dangerous to enter or remain at any loading or discharging place for fear of the Vessels being frozen in and/or damaged, the Owner shall notify the Charterer and request orders for an alternate ice-free port or place and failing Charterer’s complying with the request, Owner shall have the liberty to sail to the nearest available place or port which is free from ice and there await Charterer’s further instructions. The whole of the time occupied from the time the Vessels are diverted by reasons of ice until their arrival at an ice-free place or port as well as any detention by reason of ice or any of the above causes shall be paid by the Charterer at the applicable rate shown on Schedule D, unless caused by the Owner’s negligence and not a simple error in judgment. Charterer will be notified and rebilled if additional assist tugs are required to operate in ice condition.
ARTICLE 32. WEATHER
     (A) For lightering in Delaware Bay or Delaware River, provided the Vessel is in a state of readiness for either loading or discharge, delays incurred because of weather or sea conditions, or any other weather related cause beyond the reasonable control of the Owner or Charterer, shall be charged at 50% of the demurrage rate set forth in Schedule C. Such delays shall commence if, in the reasonable opinion of the master, it is unsafe to proceed and Charterer directs Owner to hold the Vessel until such time as weather and sea conditions are safe for lightering operation. Such delays shall include any time necessary to reach a safe anchorage or lay berth and return to the ship, as well as time spent waiting for the weather or sea conditions to moderate. Delays incurred because of weather shall count as used laytime on a per voyage basis. Delays for weather shall be deducted first from the calculation of demurrage and billed as stated above and the remainder shall then be construed as demurrage and billed in accordance with Article 12.
     (B) For lightering offshore Big Stone Beach Anchorage, provided the Vessel is in a state of readiness for loading or discharge, delays incurred because of weather or sea condition or any other weather related cause beyond the reasonable control of the Owner or Charterer shall be charged at 50% of the demurrage rate set forth in Schedule C. Such delays shall commence upon the arrival at the offshore location or prior to departing Big Stone Anchorage for the offshore

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location, if in the reasonable opinion of the master, it is unsafe to proceed and Charterer directs Owner to hold the Vessel until such time as weather or sea conditions are safe for lightering operation. Such delays shall not include the time spent for the Vessel to position or reposition at the offshore location to determine if the weather or sea conditions are safe for the offshore lightering operation. Such delays shall include any time necessary to reach a safe layberth and return to the ship, as well as time spent waiting for weather or sea conditions to moderate. Delays incurred because of weather shall count as used laytime on a per voyage basis. Delays for weather shall be deducted first from the calculation of demurrage and billed as stated above and the remainder shall then be construed as demurrage and billed in accordance with Article 12.
ARTICLE 33. QUARANTINE
     Should the Charterer send the Vessels to any port or place where a quarantine exists, any demurrage thereby caused to the Vessels shall be paid by the Charterer at the applicable rates shown on Schedule C.
ARTICLE 34. ASSIST TUGS
     Charterer shall be responsible for the costs of assist tug(s) at all piers, berths, docks or waterways where regulations require the use of assist tug(s). Charterer shall be responsible for escort tugs where U.S. Coast Guard, any other federal or state agency, or Government issue regulations or laws. Owner shall furnish to Charterer vendor invoices and documentation supporting any such charge. The tug and any assist tug(s) which may be used, will at all times be servants of the Owner.
     At piers, berths, docks or waterways where regulations do not require assist tugs(s), the Owner may use same at his own cost except to the extent otherwise provided for in this Contract.

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ARTICLE 35. TOLLS AND USER CHARGES
     Charterer shall pay all tolls or waterway user charges, which may be imposed by the Federal Government or by any State, City or County government on the cargo and/or equipment forming the subject of this Contract.
ARTICLE 36. DIVERSION OF VESSELS BY OWNER
     At any time during this Contract, the Vessel may go to the assistance of vessels in distress for the purpose of saving life or property, call at any port for fuel, repairs, supplies or other necessaries or to land disabled seamen at the expense of Owner.
ARTICLE 37. FUEL PRICE
     The freight rates set forth in Schedule B are based on a #2 fuel oil price of $[****]/gallon. If the published posted #2 Fuel Price (#2FP) is greater or less than $[****]/gallon, both the base and incentive freight rates shall be adjusted on the first day of each calendar month by the following adjustment calculations:
     Adjusted Freight Rate = Base Freight Rate + Freight Adjustment
     Adjusted Incentive Freight Rate = Incentive Freight Rate + Freight Adjustment
Where:
     Freight Adjustment = BFR x A (#2FP — $[****])
and:
     BFR = the base freight rate as shown in Schedule B expressed in dollars per barrel
     A = the adjustment factor for fuel price change, which is [****]

#2FP =	the average #2 fuel oil price calculated on a quarterly basis by averaging the low “NY barge consumer #2 oil” fuel price as published in The Journal of Commerce Oil Price Daily of the first business day of each calendar month during the prior calendar quarter. The Owner will supply the Charterer with copies of The

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Journal of Commerce Oil Price Daily via fax. This fax will provide the information needed in order to determine the #2FP.
     Rate adjustments shall be made on a quarterly basis. In the quarter where the Base Freight Rate changes in accordance with Article 49, the rate adjustment shall be made the first day of each calendar month. Rate adjustments shall be rounded to three (3) decimal places, and applied to all loadings during the month. Owner shall reference the #2FP and the AFR calculation on the monthly freight invoice per Article 11. The Charterer may also require Owner to notify the Charterer in writing of all rate adjustments within five (5) days of any change.
ARTICLE 38. HEAT
     If Charterer or its receiver requires any of the cargo to be heated before discharge from a Vessel, the Charterer will be billed at $[****]/hour or pro rata for part thereof. The heating rate is based on a #2 Fuel Price of $[****] per gallon. If the published posted #2 Fuel Price (#2FP), as calculated per Article 37, is greater than or less than $[****]/gallon, for every $[****] /gallon the heating rate shall be adjusted on the first day of each calendar month by the following adjustment calculation:
          Adjusted Heater Rate per Hour = Base Heater Rate + Heater Adjustment
Where:
          Heater Adjustment = ((#2FP- $[****]) / A) x $[****]
and:
          BHR = as specified above
          A = the adjustment factor of $[****]/gallon
     Heater rate adjustments shall be made on a quarterly basis. Owner shall reference this #2FR and AHR calculation on the monthly freight invoice per Article 11. The Charterer may

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also require Owner to notify the Charterer in writing of all rate adjustments within five (5) days of any change.
ARTICLE 39. PERFORMANCE REQUIREMENTS
     (A) The parties, through an Association Agreement, as specified in Appendix A, shall measure various scheduling, operational and administrative functions of lightering. The Association or any delegated sub-group shall meet, at a minimum, on a quarterly basis, or as deemed necessary to discuss operational and strategic issues and address conflicts. The required measurements are:
(1)	Lightering Service Time which includes ship arrival time, Vessel alongside time and Nominated Time to the ship.

(2)	Monthly recap of cumulative volumes and pilotage charges.

(3)	The Association will develop other necessary measurements as they are identified.
     (B) Safety Management Systems: During the term of this Agreement Owner will maintain a Management System which contains the following elements:
(1)	Health, Environment and Safety

(2)	Operational Integrity

(3)	Documented monitoring and measurement procedures

(4)	Periodic third party and verification of compliance with Charterer’s requirements
ARTICLE 40. CLAUSE PARAMOUNT
     Carriage and performance under this Contract shall be subject to the provisions of the Carriage of Goods by Sea Act of the United States, approved April 16, 1936, which shall be deemed to be incorporated herein, and nothing herein contained shall be deemed a surrender by

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the Owner of any of its rights or immunities or an increase of any of its responsibilities or liabilities under said Act. The provisions stated in said Act shall (except as may be otherwise specifically provided herein) govern before the goods are loaded on and after they are discharged from the Vessel and throughout the entire time the goods are in the custody of the Owner. The Owner shall not be liable in any capacity whatsoever for any delay, non-delivery or mis-delivery, or loss of or damage to the goods occurring while the goods are not in the actual custody of the Owner or its representatives.
ARTICLE 41. BOTH TO BLAME
     If the Vessel comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the Master, mariner, pilot or the servants of the Owner in the navigation or in the management of the Vessel, the owners of the cargo carried hereunder shall indemnify the Owner against all loss or liability to the other or non-carrying ship or her owners in so far as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of said cargo, paid or payable by the other or recovered by the other or non-carrying ship or her owners as part of their claim against the Vessel or Owner. The foregoing provisions shall also apply where the owners, operators or those in charge of any ships or objects other than, or in addition to, the colliding ships or object are at fault in respect of a collisions or contact.
ARTICLE 42. JASON CLAUSE
     In the event of accident, danger, damage or disaster before or after the commencement of a voyage, resulting form any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the Owner is not responsible, by statute, contract or otherwise, and provided that Owner has exercised Due Diligence to provide a seaworthy vessel, the Charterer shall contribute with the Owner in General Average to the payment of any sacrifices, losses or expenses of a General Average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the cargo. If a salving ship is owned or operated by the

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Owner, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the Owner or his agents may deem sufficient to cover the estimated contributions of the cargo and any salvage and special charges thereon shall, if required, be made by the cargo, shippers, consignees or owners of the cargo to the carrier before delivery.
ARTICLE 43. NEW LAWS/REGULATIONS
     (A) Freight rates are based upon federal, state, local and other laws, taxes and regulations, in force as of September 1, 2005 governing the cargo or vessels forming the subject matter of the Contract. Changes in the operation or carrying capacity of the Vessels which may be required by laws or regulations enacted after September 1, 2005 shall not constitute a breach of any Owner warranty under this Contract.
     (B) If:
     (1) The U.S. Coast Guard, any other federal or state governmental agency or Government issue regulations or laws subsequent to September 1, 2005 which
(a)	Materially affect the carrying capacity of the Vessels;

(b)	Materially affect the method of operation of the Vessels, including pumping rates and emissions;

(c)	Require material additions or installation of new or improved safety or anti-pollution equipment; or

(d)	Require structural alterations to the Vessels; or

(e)	Require additional manning levels: or

(f)	Materially increase Owner’s operating costs because of new regulations:
(2) Rates shall be adjusted to compensate Owner for the costs of compliance with the new regulations.
(a)	A maximum of [****]% of such costs shall be incorporated into the rate under this Charter, based upon [****];

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(c)	Costs will be allocated over the remaining life of the Vessel;

(d)	Owner shall substantiate the amount of such increased or decreased costs to the reasonable satisfaction of Charterer.
(3) Should a rate adjustment be required under this Article, the parties shall mutually agree on an equitable method to compensate the Owner for the additional costs, either through adjustment of the cost escalation or through direct increase in the rate, but which does not result in “double counting” of cost increases.
(4) In any case where new laws and regulations impose requirements resulting in material increases in Owner’s costs that would require a rate adjustment pursuant to this Article 43, Owner will notify Charterer and consult with Charterer regarding the requirements and planned compliance measures before undertaking the expenditure. Recognizing its duty to mitigate the cost of compliance, in responding to the requirements of new laws and regulations, Owner agrees to cooperate with Charterer to
(a)	Address foreseeable proposed requirements in order to minimize the impact on the Vessels operating under this Charter;

(b)	Undertake reasonable steps to challenge the regulations if appropriate;

(c)	Investigate least cost alternatives.
ARTICLE 44. WAR RISK
     (A) “War risks” shall include acts of terrorism or port/facility security measures intended to address acts of war or acts of terrorism.

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     (B) If owing to the application of the Relevant Security Regulations or Other Security Regulations, including any measures required by any port facility or any relevant authority, any war, hostilities, warlike operations, civil war, civil commotions, safety or security threat, revolutions or the operation of international law (1) entry to any such port is considered by the Master or Owners in his or their discretion dangerous or prohibited; (2) it is considered by the Master or Owners in his or their discretion dangerous or impossible for the Vessel to reach any such port of loading or discharge; or (3) the port is closed by governmental authorities, and such inability to enter port continues for more than 15 days, the Charterer shall have the right to order the cargo, or such part of it as may be affected, to be loaded or discharged at any other port of loading or of discharge within the range of loading or discharging ports respectively established under the provisions of the Contract (provided such other port is not blockaded or that entry thereto or loading or discharge of cargo thereat is not in the Master’s or Owner’s discretion dangerous or prohibited). If in respect of a port of discharge no orders are received from the Charterer within 48 hours after they or their agents have received from the Owners a request for the nomination of a substitute port, the Owners shall then be at liberty to discharge the cargo at any port which they or the Master may in their or his discretion decide on (whether within the range of discharging ports established under the provisions of this Contract or not) and such discharge shall be deemed to be due fulfillment of this Contract so far as cargo so discharged is concerned. In the event of the cargo being loaded or discharged at any such other port within the respective range of loading or discharging ports established under the provisions of this Contract the Contract shall be read in respect of freight and all other conditions whatsoever as if the voyage performed were that originally designated. In the event, however, that the Vessel discharges the cargo at a port outside the range of discharging ports established under the provisions of this Contract, with Charterer’s approval freight shall be paid by the Charterers. In the latter event the Owners shall have a lien on the cargo for all such extra expenses reasonably incurred.
     (C) The Vessel shall have liberty to comply with any directions or recommendations as to departure, arrival, routes, ports of call, stoppages, destinations, zones, waters, delivery or otherwise whatsoever given by the government of the nations under whose flag the Vessel sails or any other government or local authority including any de facto government or local authority

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or by any person or body acting or purporting to act as or with the authority of any such government or authority or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such directions or recommendations. If by reason of or in compliance with any such directions or recommendations, anything is done or is not done such action or non-action shall not be deemed a deviation.
     (D) If by reason of or in compliance with any such direction or recommendation, the Vessel does not proceed to the port or ports of discharge originally designated or to which she may have been ordered, the Vessel may proceed to any port of discharge which the Master or Owners in his or their discretion may decide on as a safe place and, with Charterer’s written approval, there discharge the cargo. Such discharge shall be deemed to be due fulfillment of this Contract and the Owners shall be entitled to freight as if discharge has been effected at the port or ports originally designated or to which the vessel may have been ordered. All extra expenses reasonably incurred involved in reaching and discharging the cargo at any such other port of discharge shall be paid by the Charterer and the Owner shall have a lien on the cargo for freight and all such expenses reasonably incurred.
     (E) Owner shall not be responsible for delays in Owner’s Vessels arrival at the ship caused by port closure or security restrictions not caused by the fault or neglect of the Vessel, the Owner or its officers, crew, other employees or its independent contractors. If such port closure or security restrictions prevent the Vessel from proceeding to the ship or performing lightering operations for a period in excess of 6 hours, Owner may withdraw the nomination and operate the Vessel for its own account. Owner and Charterer shall mutually agree upon a rescheduling of the lightering after resumption of lightering is permitted. If port closures or security restrictions imposed before loading would prevent discharge, Charterer may cancel the lightering without penalty, and Owner and Charterer shall mutually agree upon a rescheduling of the lightering after removal of the port restrictions.
     (F) If the Vessel is delayed after loading because of port closure or security restrictions imposed either by governmental authority or the discharge terminal/facility designated by the Charterer, and not caused by the fault or neglect of Owner the Vessel, the

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officers, crew, or other employees or independent contractor of Owners such delays shall for Charterer’s account and shall be charged at the demurrage rates set forth herein.
     (G) Any costs, expenses, losses and liabilities which may be incurred by the Owner in relation to the application of the Relevant Security Regulations or Other Security Regulations, including any measures required by any port facility or relevant authority, shall be for the Charterer’s account, unless the costs, expenses, losses or liabilities result from (a) the Vessel’s non-compliance with any ship security plan required by the Relevant Security Regulations, the costs of compliance with any such plans being for the Owner’s account, (b) the Owner’s failure to comply with obligations imposed upon it or the Vessel under the Relevant Security Regulations or (c) the Owner’s breach of this Charter.
ARTICLE 45. OZONE ACTION DAYS
     Delays incurred because of an Ozone Action Day (as defined by the Division of Air and Waste Management of the State of Delaware) which shall become Appendix B hereto shall be charged at one-half the demurrage rate set forth in Schedule C. Delays incurred because of an Ozone Action Day shall be considered part of laytime. The Owner shall promptly notify the Charterer when an Ozone Action Day is declared. In accordance with the regulation, delays shall commence when (1) the Vessel stops loading when alongside the Ship, (2) the Vessel anchors at Big Stone waiting to go alongside the Ship or (3) the Vessel is secured alongside a ship but not able to lighter due to an Ozone Action Day declaration. Time will end when the transfer resumes or the Vessel resumes its voyage.
     If Charterer elects to lighter at a designated offshore location outside Big Stone Beach Anchorage due to legally restricted Ozone Action Days, Charterer shall be responsible for all offshore pilot charges and customs fees.
ARTICLE 46. PILOTAGE CHARGES
     Owner shall pay for pilotage charges associated with all offshore lightering by Owner’s Vessels outside Delaware Bay, except as specified in Article 45, up to the annual maximum.

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Charterer shall reimburse Owner in full for all pilotage charges that exceed the annual maximum of:

Year 1	$	[****]
Year 2	$	[****]
Year 2	$	[****]
Year 3	$	[****]
Year 4	$	[****]
Year 5	$	[****]
Year 6	$	[****]
Year 7	$	[****]
Year 8	$	[****]
Year 9	$	[****]
Year 10	$	[****]
The increase for the annual maximum is [****] percent in each year for the term of this Contract.
ARTICLE 47. HIMALAYA CLAUSE
     It is hereby expressly agreed that no servant or agent of the carrier (including every independent contractor form time to time employed by the carrier) shall in any circumstances whatsoever be under any liability whatsoever to the shipper, consignee or owner of the goods or to any holder of a bill of lading (if any) for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with this employment and, but without prejudice to the generality of the foregoing provision in this clause, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defense and immunity of whatsoever nature applicable to the carrier or to which the carrier is entitled hereunder shall also be available and shall extend to protect every such servant or agent of the carrier acting as aforesaid and for the purpose of all the foregoing provisions of this clause the carrier is or shall be deemed to be acting as agent or trustee of behalf or and for the benefit of all persons who are or might be his servants or agents from time to time (including independent contractors as aforesaid) and all such persons

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shall to this extent be or be deemed to be parties to the contract in or evidenced by this bill of lading.

ARTICLE 48.	CONSTRUCTION COST FREIGHT RATE ADJUSTMENT
     (A) Upon commencement of the Term as set forth in Article 2, the freight rate shall be increased $[****] per barrel to reflect the cost of construction of the ATB fleet. The construction cost increase is incorporated into the rates set forth in Schedule B.
(1) The freight rate increase is based upon the anticipated cost of construction for the ATB fleet. The Anticipated Cost is $79,561,216.00 per vessel as follows:

(a) Bender Shipbuilding and Repair		$76,461,216
(b) Maritrans site supervision and contractors	$	[****]
(c) Owner Furnished Materials	$	[****]
(d) Contingency	$	[****]
(2) The rate increase of $[****] per barrels reflects a [****] of approximately [****]% on [****] barrels of lightered volume per year. If the Vessels carried only the Charterer’s volume of [****] barrels per year at the contract rates established by this Agreement, with the total cost of the ATB fleet of $238,683,648.00, Owner’s internal rate of return would be [****]% or less. [****].
     (B) The Base Freight Rate in Schedule B will be adjusted to reflect differences between the average newbuild completed cost and the average newbuild Anticipated Cost, up to a maximum of $[****]. For every $[****] in the average cost differential, the rate shall be adjusted (higher or lower) by $[****] per barrel. Charterer shall have the right to audit any newbuild related costs for the duration of the newbuild project, and one (1) year thereafter.

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     (C) The Base Freight Rate adjustment in Schedule B shall be reconciled upon delivery of the third ATB unit to Owner, and shall be adjusted retroactively to the date of tender of the first unit in Delaware Bay for lightering service. The adjustment shall be computed by multiplying the rate adjustment times the Monthly Minimum Volume times the number of months between delivery of the first ATB and the third ATB, less any deductions pursuant to Article 3 (H) and 23 and paid in a lump sum.
ARTICLE 49. OPERATING COST ADJUSTMENT
     (A) The operating cost adjustment will be determined by comparing Owner’s actual operating costs, based on its normal operating costs in the ordinary course of business rather than those directly resulting from Owner’s negligence, with Owner’s modeled costs for each contract year contained in Schedule F. The model is based upon the following cost components:
•	Crew Cost

•	Routine Maintenance

•	Major Maintenance

•	Insurance

•	Supplies
     (B) The adjustment is calculated as follows:
(1) For costs components except major maintenance, Owner’s actual costs shall be compared to the cost in Schedule F;
(2) The major maintenance cost component contained in Schedule F was computed using an expense accrual methodology acceptable under GAAP, which is based upon anticipated future expenditures for shipyarding and maintenance events to keep the fleet certified under USCG, ABS, and then current regulatory regimes consistent with best practices. In determining the operating cost adjustment under this contract, the major maintenance cost component will be computed based upon a cost accrual pursuant to the same methodology, and

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Owner’s accrual number shall be compared to the major maintenance accrual amount in Schedule F.
     (C) The operating cost adjustment will be made annually. The first adjustment shall occur upon the first anniversary of delivery of the first ATB unit for lightering services in Delaware Bay, and each year thereafter on the anniversary date of the delivery of the first ATB to Delaware Bay. This will be a lagging review that compares actual costs of the previous twelve months to the Owner’s modeled cost for the previous calendar year in Schedule F.
     (D) [****]% of the cost adjustment shall be paid in a lump sum payment by Charterer to Owner if costs exceed Schedule F or by Owner to Charterer if the costs are less than Schedule F. However, regardless of the increase or decrease in Owner’s costs, the adjustment will not exceed (higher or lower) [****]% of annual modeled revenue.
     (E) The escalation rate will be determined annually. The first escalation shall occur upon the delivery of the first ATB unit for lightering service in Delaware Bay, and each year thereafter on the anniversary date of the delivery of the first ATB to Delaware Bay. This will be a lagging review that compares costs for the previous twelve months, and applies the escalation to the upcoming year.
     (F) Charterer may, at its expense, audit the operating expenses of Owner’s Delaware Bay ATB lightering fleet that form the basis for the escalation increase or decrease.
     (G) The operating cost adjustment set forth in this Article is in addition to other rate increases that may be permitted by this Agreement.
ARTICLE 50. CONFIDENTIALITY
     No press release or other announcement related to this Contract or the transactions contemplated herein will be issued without the joint review and approval of Owner and Charterer, except any public disclosure which either party in its good faith judgment believes is required by law or by any stock exchange on which its securities or those of its Affiliates are

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listed (in which case the party making the disclosure will use all commercially reasonable efforts to consult with the other party prior to making any such disclosure). The terms of confidentiality set forth in the Memorandum of Understanding between the parties dated February 8, 2005 shall be deemed incorporated herein by reference. Except as required by applicable law or as otherwise agreed, all information relating to this Contract or otherwise supplied to one party by the other shall be maintained in strict confidence by the receiving party and its employees, advisors and agents, which obligation shall survive termination of this Contract.
Incorporated herein by reference Schedules A through F and Appendices A through D.

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     IN WITNESS WHEREOF, the parties, through their duly authorized representative executes this as their final agreement.

Maritrans Operating Company L.P.		Sunoco, Inc. (R&M)

By	/s/ Jonathan Whitworth	By	/s/ D.A. Hepworth

	Jonathan Whitworth		D. A. Hepworth

Title:	President	Title:	Vice-President Crude & Raw
	Maritrans General Partner Inc.,		Material Supply, Trading
	its managing general partner		& Transportation

Witness	/s/ Stephen M. Hackett	Witness	/s/ Kathleen C. Yates

	Stephen M. Hackett		Kathleen C. Yates

Title:	Vice-President	Title:	Sr. Commercial Operations
	Maritrans General Partner Inc.,		Specialist & Supply Chain
	its managing general partner		Analyst

Date: September 2, 2005		Date: September 2, 2005

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SCHEDULE A
MARITRANS OPERATING COMPANY L.P. — SUNOCO, INC. (R & M)
LIGHTERING CONTRACT
BIG STONE BEACH ANCHORAGE LIGHTERING
AS OF SEPTEMBER 1, 2005
LIGHTERING FLEET LIST
TUG / BARGE / TANKSHIP FLEET (TBT FLEET)

UNIT	DRAFT	BEAM	LOA*	CAPACITY
MARITRANS 400 / CONSTITUTION	40 FT	105 FT	690 FT	375,000

MARITRANS 300 / LIBERTY	36 FT	92 FT	625 FT	250,000

INTEGRITY	40 FT	96FT2IN	651FT	260,000
ARTICULATED TUG BARGE FLEET (ATB FLEET)

UNIT	DRAFT	BEAM	LOA*	CAPACITY
ATB 1 (TBN)	36 FT.	105 FT.	700 FT.	335,000 BBLS.

ATB 2 (TBN)	36 FT.	105 FT.	700 FT.	335,000 BBLS.

ATB 3 (TBN)	36 FT.	105 FT.	700 FT.	335,000 BBLS.

HORSEPOWER
TUG 1 (TBN)	12,000

TUG 2 (TBN)	12,000

TUG 3 (TBN)	12,000

*	LOA INCLUDES TUG / BARGE COMBINED

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SCHEDULE B
MARITRANS OPERATING COMPANY L.P. — SUNOCO, INC. (R & M)
LIGHTERING CONTRACT
BIG STONE BEACH ANCHORAGE LIGHTERING
AS OF SEPTEMBER 1, 2005
FREIGHT RATE SCHEDULE

	BASE FREIGHT RATE		INCENTIVE RATE
Year 1	$	[****]	$	[****]
Year 2	$	[****]	$	[****]
Year 3	$	[****]	$	[****]
Year 4	$	[****]	$	[****]
Year 5	$	[****]	$	[****]
Year 6	$	[****]	$	[****]
Year 7	$	[****]	$	[****]
Year 8	$	[****]	$	[****]
Year 9	$	[****]	$	[****]
Year 10	$	[****]	$	[****]
Note: Fuel adjustment for Incentive Rate will be subject to Article 37.

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SCHEDULE C
MARITRANS OPERATING COMPANY L.P. — SUNOCO, INC.(R & M)
LIGHTERING CONTRACT
BIG STONE BEACH ANCHORAGE LIGHTERING
AS OF SEPTEMBER 1, 2005
DEMURRAGE RATE SCHEDULE

	ALLOWABLE	EACH END	HOURLY
	PUMPING RATE (BPH)	(HOURS)	RATE ($)
MARITRANS 400/ CONSTITUTION	[****]	[****]	[****]
MARITRANS 300/ LIBERTY	[****]	[****]	[****]
INTEGRITY	[****]	[****]	[****]

NEW ATB*	[****]	[****]	$ [****]
Allowed laytime shall be that time calculated using the Vessel quantity at discharge location divided by Allowable Pumping Rate plus Each End Hours multiplied by two. (e.g. ((300,000 barrels / [****] ) +[****] hours) 2)

*	Allowed laytime for 135,000 barrel lot size or less shall be a minimum of [****] hours.
Demurrage rates will escalate at [****] percent annually in accordance with the escalation in Schedule B.

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SCHEDULE D
MARITRANS OPERATING COMPANY L.P. — SUNOCO, INC. (R & M)
LIGHTERING CONTRACT
BIG STONE BEACH ANCHORAGE LIGHTERING
AS OF SEPTEMBER 1, 2005
ICE RATE SCHEDULE

UNIT	UNIT HOURLY RATE ($)
MARITRANS 400	$	[****]
MARITRANS 300	$	[****]
INTEGRITY	$	[****]
NEW ATB	$	[****]
Ice rates will escalate at [1.0] percent annually.

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SCHEDULE E
Maritrans Operating Company L.P. — Sunoco, Inc. (R & M)
LIGHTERING CONTRACT
CANCELLATION MATRIX
[****]

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SCHEDULE F
MARITRANS OPERATING COMPANY L.P. — SUNOCO, INC. (R & M)
LIGHTERING CONTRACT
OPERATING COST AND RATE ESCALATION PROJECTION
[****]

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APPENDIX A
MARITRANS OPERATING COMPANY L.P. — SUNOCO, INC. (R & M)
LIGHTERING CONTRACT
BIG STONE BEACH ANCHORAGE LIGHTERING
AS OF SEPTEMBER 1, 2005
ASSOCIATION AGREEMENT

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Sunoco, Inc. (R&M) (“Charterer”) and Maritrans Operating Company L.P. (“Owner”) have entered into this Association Agreement:
Mission Statement:
Our mutual goal is to create and maintain a long-term Preferred Customer/Supplier Association that provides service and economic benefits to each party. This will be accomplished by:
❖	Focusing on total value added;

❖	Taking a system-wide view and jointly exploring all opportunities to optimize logistics;

❖	Enhancing communications and flow of information; and

❖	Establishing and achieving measurement goals for continuous improvement.
     Both Charterer and Owner see distinct value in being separate companies, each focusing on its core competencies.
     Both Charterer and Owner believe that a preferred customer/supplier association is a logical outgrowth of the already significant economic and operational interdependence of the two companies. Therefore, both parties believe that their respective business objectives are best served by entry into an “Association” relationship whereby both parties are equally committed to (i) improvement in project execution (ii) continuous improvement in project execution, (iii) open and direct communication, (iv) fair and equitable treatment of one another, (v) quality and, (vii) a cooperative approach to problem solving.
The principal strategic elements of the preferred Customer / Supplier Association are:
1.	Structure: A deeply held commitment to the customer/supplier concept and the techniques and effort to develop, implement, nurture and sustain it. The strategic objectives of the Association are clearly defined and mutually understood. Owner and

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Charterer will share realistic expectations. The defining document would include statement of manual commitment, agreed upon requirements, and team formation/roles

2.	Business Agreements: Business planning and implements are key to assuring that the strategic objectives of the association are met. These activities will be accomplished through a joint effort that addresses strategy, regulatory, legislative, environmental, economic and other issues as they arise. Separate and discrete contractual transactions, agreements for lightering, dirty petroleum products, etc., would be negotiated over time appropriate to meet the Needs of the customer and the capabilities of the supplier. An Association agreement would describe the formal methods we would use for: identification of opportunities, negotiation, and evaluation/follow-up.

3.	Continuous Improvement: Continuous improvement is the primary focus for the preferred Customer/Supplier Association. A document program would include methods for identification of opportunities, process improvement, and measurement/evaluation. One of the objectives of this program will be to maintain an ISO/ISM or equivalent certification.
It is Owners and Charterer’s intent to conduct all Association activities in the spirit of the principal strategic elements of the Mission Statement. The preferred Customer/Supplier Association is value driven and based upon mutual trust. The long-term viability of the Association rests upon the objectives and requirements of both parties being met.
     Success will result in the improved competitiveness and profitability of both companies. The Association shall be governed by the following blended requirements:
1.	Owner will provide reliable and predictable services that meet mutually agreed-upon requirements. These services will continue to improve over time.

2.	Charterer and Owner will each maintain its “license to operate” in all areas relating to the Association.

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3.	All operations and services will be performed in a safe, reliable and environmentally sound way, consistent with mutually agreed-upon safety standards.

4.	Owner will maintain ISO/ISM or equivalent certification within a mutually agreed-upon time frame.

5.	Short and long-term management decisions of both Charterer and Owner will be consistent with the mission of the Association.

6.	Commitment to the Association mission and strategies must permeate all levels of both organizations.

7.	Continuous Improvement (‘CI”) in lightering is the initial focus for the Association. As the relationship develops, both Charterer and Owner will explore other mutually beneficial opportunities.

8.	The total cost for the services under this Association will be competitive.

9.	Owner must earn a return commensurate with risk and performance, which will permit and encourage reinvestment in applicable business segments.

10.	Information, which is proprietary to each of the Associates and that of its customers and suppliers, must remain so. Confidential information shared to benefit the partnership shall not be used by either party to gain advantage.

11.	Benefits resulting from the relationship will be shared, with neither gaining at the expense of the other.

12.	Open lines of communications will be maintained to obtain feedback and share information regarding changes and market developments, which impact the relationship both short and long-term.

13.	Charterer and Owner commit to periodic partnering meetings and activities to review the performance of the Association and to constructively resolve issues that are critical to the relationship.

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APPENDIX B
MARITRANS OPERATING COMPANY L.P. — SUNOCO, INC. (R & M)
LIGHTERING CONTRACT
BIG STONE BEACH ANCHORAGE LIGHTERING
AS OF SEPTEMBER 1, 2005
OZONE ACTION DAY
AS DEFINED BY THE DIVISION OF AIR AND WASTE MANAGEMENT OF THE STATE OF DELAWARE

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APPENDIX C
MARITRANS OPERATING COMPANY L.P. — SUNOCO, INC. (R & M)
LIGHTERING CONTRACT
BIG STONE BEACH ANCHORAGE LIGHTERING
AS OF SEPTEMBER 1, 2005
CORPORATE GUARANTEE
Filed as Exhibit 10.4 of Maritrans Quarterly Report on Form 10-Q dated November 7, 2005.

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APPENDIX D
MARITRANS OPERATING COMPANY L.P. — SUNOCO, INC. (R & M)
LIGHTERING CONTRACT
BIG STONE BEACH ANCHORAGE LIGHTERING
AS OF SEPTEMBER 1, 2005
NEW ATB SPECIFICATION SUMMARY

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12,000 HP ATB TUG — PRINCIPAL CHARACTERISTICS
[****]

*Note: Information based on shipyard specifications and may change upon final design specifications.

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335,000 BBL ATB TANK BARGE PRINCIPAL CHARACTERISTICS
[****]
Cargo Tank Capacity in BBL..(100%)/(98%).... ...... 342,775/335,920 BBL
[****]

*Note: Information based on shipyard specifications and may change upon final design specifications.

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